UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2024

VPR Brands, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54545	45-1740641
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1141 Sawgrass Corporate Parkway Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 715-7001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2023, VPR Brands, LP (the “Company”) entered into an Exclusive Distribution Agreement (the “Agreement”) between the Company and Turning Point Brands Canada (the “Distributor”).

Pursuant to the terms of the Agreement, the Company (the “Supplier”), is a manufacturer and produces, or is a wholesaler of HONEYSTICK brand Vape and/or Smoking products (herein referred to as “Products”), and has granted Distributor the exclusive right to sell and distribute such Products according the following terms under the Agreement:

Term

The Agreement is effective as of January 1, 2024, and continues for a period of 36 consecutive months. The term is based upon the achievement of minimum sales requirements set forth in the Agreement. Should the agreed upon sales requirements not be achieved on a cumulative rolling 12 months basis, intention to withdraw must be provided in writing by Supplier with at least six (6) months cure period to Distributor. Achievement of sales requirements during the Term (cumulatively) will result in automatic extension of the Agreement for two (2) additional years. For such circumstances, both parties shall agree, in writing, to a percentage acceptable in accordance with the sales requirement.

Rights Granted/Appointment and Distribution

Supplier grants, and shall cause each Supplier Licensor to grant, to Distributor a, royalty-free, fully paid license to use the applicable Licensed Marks in the Territory. Supplier grants Distributor an unlimited license to use Supplier’s logo for marketing and sales purposes. This includes granting rights of sublicenses to Distributor and its affiliates and customers. Supplier appoints Distributor as its exclusive distributor to distribute Products in the Territory based on the Terms of the Agreement. Distributor shall purchase the Products only from Supplier. Distributor shall not, without Supplier’s prior written consent, make any promises or guarantees about the Products beyond those contained in the promotional material supplied by Supplier, or otherwise incur any liability on behalf of Supplier. Distributor is authorized to solicit orders from, and to sell the Products to retail outlets, resellers, or end-users in the Territory (herein referred to as “Distributor Customers”). Distributor Customers shall consist solely of: (a) retail outlets and resellers which sell the Products directly to end-users or retail outlets who purchase Products for their own private use, or resale; and, (b) end-users who purchase Products for their own private use. Distributor will not partake in liquidation without written consent by Supplier.

Products, Specifications and Purchase Orders

All Purchase Orders (“PO”s) shall provide a detailed line item with product specifications, quantities and pricing; Once Distributor sends PO to Supplier, Supplier must confirm the order in writing within 48 business hours of receipt; Supplier product and cost changes must be within demonstrable reason and communicated to Distributor with 60 days notice and agreed upon in writing prior to processing any purchase orders. All open PO’s will be closed after 60 consecutive days of original PO date, and any items not fulfilled will be considered cancelled, unless otherwise approved by Distributor purchasing department. In the event of a change in the legal status causing impairment to Distributor’s ability to sell the Products, or key ingredients within the Products, Supplier agrees to exchange or repurchase such affected Products at the purchase price paid by Distributor. If purchase order is open due to distributor’s failure to pay, then it will remain open until remedied beyond the allotted 60 days.

Distributor’s Undertakings

Distributor undertakes and agrees with Supplier that at all times during the Term it will: (a) use its best endeavours to promote the distribution and sale of the Products in the Territory; (b) maintain, on its own account, an inventory of the Products sufficient for Distributor to meet all customer delivery requirements for the Products throughout the Territory; (c) keep books of account and records clearly showing all, quotations, transactions and proceedings relating to the Products; (d) allow Supplier, within reasonable notice, access to its accounts and records relating to the Products for inspection; (e) keep all stocks of the Products which it holds in conditions appropriate for their storage, and provide appropriate security for the Products, its own cost.

Supplier Obligations/Exclusivity

Subject to the terms and conditions of the Agreement, Supplier appoints Distributor, and Distributor accepts such appointment and agrees to act as Supplier’s exclusive distributor of Suppliers Products. Supplier’s appointment of Distributor is an exclusive appointment to distribute the Products. Supplier shall not, solicit, make sales, of the Products or appoint additional distributors for the Products.

Prices and Payment Terms

All prices will be subject to the Term of the Agreement, unless otherwise agreed upon by Parties. Payment shall be made to Supplier 50% upon PO placement and 50% upon delivery to Distributor. Any and all expenses, costs and charges incurred by Distributor in the performance of its obligations under the Agreement shall be paid by Distributor, unless Supplier has expressly agreed in advance in writing to pay such expenses, costs and charges. Interest shall be chargeable on any amounts overdue at the rate of the posted prime rate of the Royal Bank of Canada plus two (2) percent. The interest period shall run from the due date for payment until receipt of the full amount by Supplier whether before or after judgment and without prejudice to any other right or remedy of Supplier. Marketing funds will be paid quarterly at a rate of 3% of purchases made in the qualifying period in the form of credit applied to the subsequent purchase order.

Duration

The Agreement begins on the Effective Date and continues for an initial term of 36 months unless sales requirements set forth in Schedules to the Agreement are not met. At the conclusion of the initial term, the Agreement will automatically renew for one (1) year if the requirements set forth in the Schedules are met or exceeded.

Termination

Without affecting any other rights that it may be entitled to, either party may give notice in writing to the other terminating the Agreement immediately if: (a) the other Party commits a material breach of any material term of the Agreement and (if such breach is remediable) fails to remedy, or reach a mutually acceptable timeline for the resolution of that breach within a period of ten (10) Business Days of being notified in writing to do so; or (b) the other Party becomes insolvent, is adjudicated bankrupt, or compounds with, or makes any arrangement with, or makes a general assignment for the benefit of, its creditors; (c) the other Party compulsorily or voluntarily enters into liquidation, except for the purposes of a bona fide reconstruction or amalgamation, and with the prior written approval of the firstmentioned Party; (d) the other Party has an administrator, examiner, receiver or manager appointed over the whole, or a substantial part, of its undertakings or assets; (e) any event occurs, or proceeding is taken, with respect to the other Party in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in the clauses in this section above; or (f) the other Party suspends or ceases, or threatens to suspend or cease, to carry on all or a substantial part of its business.

Effects of Termination

Termination of the Agreement for any reason shall not affect any rights or liabilities accrued at the date of termination. On termination, Supplier shall have the option to buy back from Distributor any stocks of the Products at the wholesale price of the Distributor and failing which Distributor is free to sell out their inventory of the Products.

Assignment and Other Dealings Prohibited

The Agreement is personal to the Parties and no Party shall, without the prior written consent of the other Party (such consent not to be unreasonably conditioned, withheld or delayed), assign, transfer, mortgage, charge or deal in any other manner with the Agreement or any of its rights and obligations under or arising out of the Agreement (or any document referred to in it), or purport to do any of the same.

Modifications

Any modifications on any part of the Agreement shall be invalid and unenforceable except both parties expressly agree to such in writing.

The foregoing summary of the Exclusive Distribution Agreement between the Registrant and Turning Point Brands Canada does not purport to be complete and is qualified in its entirety by reference to the Exclusive Distribution Agreement between the Registrant and Turning Point Brands Canada , a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 5, 2024, the Company issued a press release announcing that the Company has entered an Exclusive Distribution Agreement with Turning Point Brands Canada, as the Exclusive Master Distributor for VPR Brand’s HONEYSTICK products in Canada.

The information included in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Exclusive Distribution Agreement between the Registrant and Turning Point Brands Canada, dated December 13, 2023.
99.1	Press release issued by the registrant on January 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2024	VPR BRANDS, LP

	By:	/s/ Kevin Frija
Kevin Frija
Chief Executive Officer

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